UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 19, 2017

TEMPUR SEALY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 502.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2017 Tempur Sealy International, Inc. (the “Company”) announced that it has appointed Bhaskar Rao, currently Senior Vice President and Chief Accounting Officer, to the position of Executive Vice President and Chief Financial Officer effective October 13, 2017. Mr. Rao will succeed Barry Hytinen, who notified the Company on September 19, 2017 that he would be leaving the Company to pursue another opportunity outside the bedding industry, effective October 13, 2017. In connection with the foregoing, Mr. Hytinen’s departure is governed by the provisions of the Amended and Restated Employment and Non-Competition Agreement, dated as of July 30, 2015, between Mr. Hytinen and the Company (the “Hytinen Employment Agreement”). A copy of the Hytinen Employment Agreement is filed as Exhibit 10.2 to the Form 8-K filed on July 30, 2015, which is incorporated herein by reference.

Mr. Rao, 52, joined the Company as Director of Financial Planning and Analysis in January 2004 and since April 2011 has served as Senior Vice President Finance and Chief Accounting Officer. From January 2004 to April 2011, he held various roles of increasing responsibility in the Company’s finance and accounting organization. From 2002 until December 2003, Mr. Rao was employed by Ernst & Young as a Senior Manager in the assurance and business advisory group, and from 1994 until 2002, he was employed by Arthur Andersen. Mr. Rao earned B.A. degrees in Accounting and Economics from Bellarmine University. Mr. Rao is also a Certified Public Accountant.

There are no agreements or understandings between Mr. Rao and any other person pursuant to which he was appointed as an executive officer of the Company. There are no family relations between Mr. Rao and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with this promotion, the Company has not currently entered into any new material plans, contracts or arrangements or amended any material plan, contract or arrangement in which Mr. Rao participates. The Company expects it will enter into an employment agreement with Mr. Rao on terms customary for its Executive Vice Presidents, subject to review and approval by the Compensation Committee of the Board of Directors. The Company will file an amendment to this Form 8-K disclosing the terms of any such employment agreement within four business days after it has been finalized.

Item 7.01	Regulation FD Disclosure.

The information under Item 5.02 (including Exhibit 99.1) is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release of the Company, dated September 25, 2017, titled “Tempur Sealy Promotes Bhaskar Rao to Chief Financial Officer.”

EXHIBIT INDEX

Exhibit	Description

99.1	Press release of the Company, dated September 25, 2017, titled “Tempur Sealy Promotes Bhaskar Rao to Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2017

Tempur Sealy International, Inc.

By:	/s/ Scott Thompson
Name:	Scott Thompson
Title:	Chairman, President and Chief Executive Officer

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